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                                  EXHIBIT 5.1



                                       September 16, 1996


P. H. Glatfelter Company
228 S. Main Street
Spring Grove, PA  17362

          RE:    PROFIT SHARING PLAN OF P. H. GLATFELTER COMPANY
                 AND THE GLATFELTER PULP WOOD COMPANY (SPRING GROVE HOURLY
                                                                    ------
                 GROUP), REGISTRATION STATEMENT ON FORM S-8
                 ------------------------------------------

Gentlemen:

          We have acted as counsel to P. H. Glatfelter Company (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of interests in the Profit Sharing Plan of P. H. Glatfelter Company and The Glatfelter Pulp Wood Company (Spring Grove Hourly Group), as amended effective January 1, 1989 and restated effective October 1, 1995, and as to be amended by Amendment No. 1 effective September 16, 1996 (the "Plan") and 725,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), issuable thereunder.

          In rendering our opinion, we have reviewed the Plan and such certificates, documents, corporate records and other instruments as in our judgement are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

          Based upon the foregoing, we are of the opinion that (i) the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable, and (ii) the provisions of the Plan satisfy in form the requirements of the Employee Retirement Income Security Act of 1974.

          We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,


                                          /s/ Ballard Spahr Andrews
                                              & Ingersoll